Exhibit 5.1

1Lianhe Sowell International Group Ltd	D +852 3656 6054
联合索威尔国际集团有限公司	E nathan.powell@ogier.com
ICS Corporate Services (Cayman) Limited	D +852 3656 6073
3-212 Governors Square, 23 Lime Tree Bay Avenue	E rachel.huang@ogier.com
West Bay
Grand Cayman KY1-1203, Cayman Islands	Reference: NMP/RYH/505208.00001

27 January 2025

Lianhe Sowell International Group Ltd 联合索威尔国际集团有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments and supplements thereto (the Registration Statement) as filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of 2,000,000 ordinary shares of US$0.0001 par value each of the Company (the Ordinary Shares), and plus an option for a period of 30 days granted to, R. F. Lafferty & Co., Inc., as representative of the underwriters of the Offering (the Representative), after the closing of the Offering to issue up to 300,000 Ordinary Shares, being 15% of the total number of the Ordinary Shares offered in the Offering to cover over-allotments, if any (collectively, the IPO Shares).

In addition, the Company will also issue certain warrants to the Representative to purchase such number of Ordinary Shares equal to three percent (3%) of the total number of IPO Shares sold in the Offering, exercisable in accordance with the terms of the Underwriting Agreement (as defined below) (form of which is exhibited in the Registration Statement) (the Representative’s Warrants).

We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 26 July 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company filed with the Registrar on 26 July 2023 (the Memorandum and Articles);

(c)	a copy of the certificate of good standing of the Company dated 21 January 2025 issued by the Registrar (the Certificate of Good Standing).

(d)	the register of directors of the Company as provided to us on provided to us on 23 August 2024 (the ROD);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(e)	the registers of officers of the Company as provided to us on 23 August 2024 (the ROO);

(f)	the register of members of the Company as provided to us on 23 August 2024 (the ROM, and together with the ROD and the ROO, the Registers);

(g)	a certificate from a director of the Company dated 27 January 2025 as to certain matters of facts (the Director’s Certificate);

(h)	a copy of the written resolutions of all the directors of the Company dated 24 January 2025 approving, among other things, the Company’s filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions);

(i)	a search of the Cayman Online Registry Information Service conduced against the Company at the Registrar on 24 January 2025 (the CORIS Search); and

(j)	a draft copy of the underwriting agreement as exhibited to the Registration Statement (the Underwriting Agreement);

(k)	a draft of the form of the Representative’s Warrants as exhibited to the Registration Statement (the Warrant Documents); and

(l)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Good Standing, Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and where any Document has been provided to us in draft or undated form, that Document conforms in every material respect to the latest drafts of the same produced to us and, where any Document has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions were duly passed in accordance with the then memorandum and articles of association of the Company and remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company, restructuring officer and no receiver has been appointed over any of the Company’s property or assets;

(h)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(i)	the CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(j)	upon the issuance of the IPO Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

(k)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any IPO Shares and none of the IPO Shares have been offered or issued to residents of the Cayman Islands.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised share capital

(b)	The authorised share capital of the Company is US$50,000.00 divided into 500,000,000 ordinary shares of US$0.0001 each.

Valid issuance of shares

(c)	The issuance and allotment of the IPO Shares have been duly authorised and, when issued and allotted in accordance with the Registration Statement, the terms in the underwriting agreement referred to within the Registration Statement, the then effective memorandum and articles of association of the Company and the duly passed Board Resolutions and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance as fully paid, the shareholders recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective names.

(d)	The Ordinary Shares to be issued upon exercise of the Representative’s Warrants (the Warrant Shares) have been duly authorised and, when issued and allotted upon exercise of the Representative’s Warrants in accordance with the Warrant Documents and in accordance with the Registration Statement, then effective memorandum and articles of association of the Company and the duly passed Board Resolutions and once consideration is paid for in accordance with the Representative’s Warrants, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance as fully paid, the shareholders recorded in the register of members will be deemed to have legal title to the Warrant Shares set against their respective names.

Registration statement - taxation

(e)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation” and ’’Service of Process and Enforceability of Civil Liabilities - Service of Process and Enforcement of Civil Liabilities in Cayman Islands’’, insofar as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction other than the Cayman Islands, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of the Certificate of Good Standing the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

4.4	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

4.5	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares of the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Service of Process and Enforceability of Civil Liabilities”, “Legal Matters” and “Taxation - Cayman Islands Taxation” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares and Warrant Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier